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                            [letterhead of BDO Seidman, LLP]


CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Allegiant Bancorp, Inc.
St. Louis, Missouri

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated January 24, 1997, except for Note 15 which is as of February 24, 1997, relating to the consolidated financial statements of Allegiant Bancorp, Inc. appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1996.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


                                       /s/ BDO Seidman, LLP
St. Louis, Missouri
July 10, 1997